  EXHIBIT 99.1

GEE Group’s IT Staffing Services and Solutions Subsidiary, Agile Resources, Named One of the Best Staffing Firms to Work for by Staffing Industry Analysts

NAPERVILLE, IL / ACCESSWIRE / March 2, 2017 / GEE Group Inc. (NYSE MKT: JOB) ("the Company" or "GEE Group"), a provider of professional staffing services and solutions, today announced that Atlanta-based Agile Resources (Agile), a subsidiary of the Company that provides information technology (IT) staffing services and solutions, was named as one of the best staffing firms to work for in the 2017 list compiled by Staffing Industry Analysts (SIA), a global advisor on staffing and workforce solutions. This prestigious award by SIA recognizes firms that understand the importance of investing in their team and prioritizing employee engagement.

SIA conducted an anonymous internal survey among Agile’s employees that focused on the management and leadership, workplace environment, culture, and other research-validated workplace factors that impact employee engagement and satisfaction. From the results, a consensus was taken and calculated in order to qualify as a winning company. Over 300 firms were considered for the award this year. All findings and surveys were conducted by SIA in conjunction with Quantum Workplace. After receiving results from the survey, Agile has successfully received a score of 95.36 out of a total possible 100. With this score, Quantum Workplace confirmed that Agile fosters a workplace where employees willingly go above and beyond in their work, advocate for the organization and intent to stay into the future.

GEE Group’s Chairman and Chief Executive Officer, Derek Dewan, noted, “Agile is a valuable member of our Company with a stellar reputation for taking care of employees, associates and customers, so we are very pleased but not totally surprised by this award. The wonderful workplace environment there fosters teamwork among employees with a common goal to work diligently and enthusiastically to meet client needs. I am delighted that SIA has recognized Agile’s success in taking care of our employees.” Additionally, Agile’s President, Tricia Dempsey, commented,“In 2016 Agile developed a new vision statement to become the most recommended staffing firm to work for and with in Atlanta. Being recognized for this award brings this vision to life and carries with it the pride of each employee at Agile.”

About Agile

Agile, a subsidiary of GEE Group Inc., is an innovative IT staffing and consulting firm that speeds time to talent by matching great people to great opportunities, enabling our clients to drive business results and create competitive advantage. Agile has consistently been recognized as one of the fastest growing companies in the U.S. by Inc. Magazine, Staffing Industry Analysts and the Atlanta Business Chronicle. In 2017 Agile was named a Best Staffing Firm to Work For by Staffing Industry Analysts. In 2014 Agile received the City of Alpharetta’s Business of Excellence Award. In 2012 and 2013, Agile was named as one of the fastest growing staffing firms in the nation by Staffing Industry Analysts. Founded by Tricia Dempsey in 2003, Agile is a values-driven organization committed to community involvement and charitable causes. Through Agile on the Green, the firm’s annual golf tournament, Agile has raised more than $320,000 for Komen for the Cure - Greater Atlanta Affiliate. For more information, visit gotoagile.com or call 678-722-8200.

About GEE Group Inc.

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting, and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs' medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR).

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Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections, pro forma financial information, and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale ; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.
Andrew J. Norstrud
813.803.8275
invest@genp.com

SOURCE: GEE Group Inc.

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